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                                                                EXHIBIT 10.3.2.a
                                                                ----------------

              THIRD FURTHER CONSENT AND NOTE MODIFICATION AGREEMENT
              -----------------------------------------------------

This THIRD FURTHER CONSENT AND NOTE MODIFICATION AGREEMENT (this "Consent"), dated as of June 29, 1999, ("Agreement Date") is given under the Business Purpose Revolving Promissory Note, dated August 4, 1998 (the "Note"), by Telxon Corporation (the "Borrower") in favor of Bank One, NA ("Bank One").

                                    RECITALS
                                    --------

A. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Note.

B. Pursuant to Amendment No. 1 to the Credit Agreement which Amendment was dated as of August 6, 1996 by and between the Borrower, the lenders thereto and The Bank of New York, as Issuer, Swing Line Lender and Agent (the "Agent") and the Intercreditor Agreement dated as of August 6, 1996, by and between Bank One and the Agent, as acknowledged by the Borrower (the "Intercreditor Agreement"), Bank One extended to Borrower a certain Twenty Million Dollar ($20,000,000.00) revolving line of credit (the "Swing Line") which is evidenced by the Note and a Standby Letter of Credit No. 047769 dated April 25, 1996 in the amount of $75,608.33 ("Bank One Letter of Credit"). The Borrower granted Bank One a security interest in certain collateral pursuant to the Bank One Security Agreement dated as of August 6, 1996 ("Original Security Agreement").

C. The Borrower and Bank One are parties to a Consent, dated as of December 29, 1998 (the "Original Consent") pursuant to which Bank One has consented to the Waiver and Agreement, dated as of December 29, 1996 (the "Amendment"), under the Credit Agreement dated as of March 8, 1996, by and among the Borrower, the lenders party thereto, and the Agent (as amended from time to time, the "Credit Agreement").

D. The Borrower and Bank One are also parties to that certain Further Consent dated as of February 12, 1999 (the "Further Consent") pursuant to which Bank One has consented to the Waiver Extension Agreement dated as of even date with the Further Consent (the "Further Amendment"), under the Credit Agreement.

E. The Borrower and Bank One are also parties to that certain Second Further Consent executed on or about March 26, 1999 (the "Second Further Consent") pursuant to which Bank One has consented to the Second Waiver Extension Agreement and Amendment No. 4 dated as of March 26, 1999 (the "Second Further Amendment") under the Credit Agreement. The Borrower granted Bank One a security interest in additional collateral pursuant to the Amended and Restated Security Agreement, Patent and Trademark Security Agreement and Deed of Trust dated as of March 26, 1999. (These documents, together with the Original Security Agreement, are referred to as the "Bank One Collateral Documents".)



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F. The outstanding balance on the Note as of the Agreement Date was $3,990,000.
The maturity date is August 3, 1999 (the "Maturity Date").

G. The outstanding balance of the commitment under the Bank One Letter of Credit as of the Agreement Date was $75,608.

H. The Borrower has requested that the parties to the Credit Agreement grant a further waiver to the Borrower under the Credit Agreement, including an extension of the waiver granted under the Amendment, Further Amendment and Second Further Amendment such further waiver being substantially in the form of the Third Waiver Extension Agreement and Amendment No. 5 attached as Exhibit A hereto (the "Third Waiver"), and accordingly, has requested that Bank One consent to the Third Waiver and to extend the Maturity Date of the Note.

I. Certain defaults have occurred or may occur under the Credit Agreement and the Note, which defaults are being waived in the manner, and for the period, provided in the Third Waiver and hereunder.

                  Accordingly, in consideration of the Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower and Bank One do hereby agree as follows:

                  1. BANK ONE'S CONSENT. Bank One does hereby consent to the execution and delivery by the Borrower of the Third Waiver. This Consent will be effective for the Extended Waiver Period (as defined in and determined in accordance with the Third Waiver). Bank One further agrees that the effectiveness of the Original Consent, the Further Consent and the Second Further Consent shall not expire as of the time provided therein but shall be extended and remain in effect for and until the end of the Extended Waiver Period.

                  2. EXTENSION OF THE MATURITY DATE. The Note is hereby amended to extend the Maturity Date to August 30, 1999. Except as modified by this Agreement, all other terms and conditions of the Note remain unchanged and in full force and effect.

                  3. AGREEMENTS BY THE BORROWER. As consideration for Bank One's consent to waiver of defaults under the Note and the extension of the Maturity Date, Borrower agrees as follows:

                           a) upon the occurrence of the effective date of the Third Waiver, Borrower agrees to pay a consent fee to Bank One equal to one percent (1.00%) of the outstanding balance (or to the extent that Bank One Letter of Credit has not been drawn upon, the outstanding commitment thereunder) on the Note and Bank One Letter of Credit (the "Bank One Indebtedness") as follows: (i) on the effective date of the Third Waiver, in an amount equal to .35% of the Bank One Indebtedness (as of the effective date of the Third




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                                    Waiver), (ii) on July 31, 1999 in an amount
                                    equal to .15% of the Bank One Indebtedness
                                    (as of such date) if the Borrower shall not have delivered to Bank One, on or before such date, a binding written commitment letter for an equity investment in, or subordinated financing of, the Borrower which would refinance the Bank One Indebtedness on terms reasonably acceptable to Bank One, provided that, should such commitment letter be terminated, such portion of the consent fee shall be payable at the time of such termination and (iii) on August 30, 1999 in an amount equal to .50% of the Bank One Indebtedness (as of such date) if the Borrower has not refinanced on or before such date in whole the obligations under the Bank One Indebtedness, on terms reasonably acceptable to Bank One.

                           b) from and after the Agreement Date, any indebtedness outstanding under the Note shall bear interest on the unpaid balance thereof at a rate per annum equal to four percent (4.00%) plus Bank One's Prime Rate (which may vary from time to time). Interest shall be calculated on the basis of a 360-day year for actual days elapsed. Any change in the interest rate due to a change in Bank One's Prime rate shall take effect without notice to the Borrower on the date the change in Bank One's Prime Rate occurs. Bank One's Prime Rate is the rate announced by Bank One as its Prime Rate and is not necessarily the lowest rate charged by Bank One.


                  4. AFFIRMATION; ACKNOWLEDGEMENTS. The Borrower hereby (i) reaffirms and admits the validity and (subject to the terms of the Credit Agreement as referenced in and made a part of the terms of the Note, as such Credit Agreement terms are waived or modified by the Amendment, the Further Amendment, the Second Further Amendment and Third Waiver) enforceability of the Note and Bank One Letter of Credit and all of its obligations thereunder as of the date hereof, (ii) acknowledges that Bank One is in compliance with all of its obligations under the Note and Bank One Letter of Credit as of the date hereof and,
         (iii) acknowledges that no further draws can be made by the Borrower under the Note without the consent of Bank One.

                  5. CONSENT LIMITED. In all other respects, the Note and Bank One Letter of Credit shall remain in full force and effect.

                  6. COUNTERPARTS. This Consent may be executed in any number of counterparts all of which, taken together shall constitute one Consent. In making proof of this Consent, it shall only be necessary to produce the counterpart executed and delivered by the party to be charged.

                  7. RELEASE. The Borrower releases Bank One, BANK ONE CORPORATION and each of their respective directors, officers, employees, attorneys, agents, advisors,



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         attorneys-in-fact, experts and Affiliates, from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceedings or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of or with respect to this Agreement, the Bank One Indebtedness or the collateral as identified in the Bank One Collateral Documents, and/or any actions taken or omitted to be taken by Bank One with respect thereto, on or prior to the Agreement Date (except to the extent that any of the foregoing arises solely from the gross negligence or willful misconduct of the party which would be so released as determined by a final order or judgment of a court of competent jurisdiction), and the Borrower hereby agrees to hold Bank One, BANK ONE CORPORATION and their respective directors, officers, employees, attorneys, agents, advisors, attorneys-in-fact, experts and Affiliates harmless from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceedings or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise which may be imposed on, incurred by or asserted against any of them (except to the extent that any of the foregoing arises solely from the gross negligence or willful misconduct of the party which would be so released as determined by a final order or judgment of a court of competent jurisdiction). The agreements of the Borrower contained in this Section shall survive the payment in full in cash, the expiration or cancellation of the Bank One Letter of Credit, the expiration or termination of the Swing Line and the repayment of the Note.

                  8. GOVERNING LAW. THIS CONSENT IS BEING EXECUTED AND DELIVERED IN, AND IS INTENDED TO BE PERFORMED IN, THE STATE OF OHIO AND SHALL BE CONSTRUED AND ENFORCEABLE IN ACCORDANCE WITH, AND BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF OHIO, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

    IN WITNESS WHEREOF, each of the undersigned have caused this Consent to be executed on its behalf as of the date first above written.

                                BANK ONE, NA
                                By: /s/ Joseph E. Manley, V.P.
                                Name: Joseph E. Manley
                                Title: Vice President

                                TELXON CORPORATION
                                By: /s/ Woody M. McGee
                                Name: Woody M. McGee
                                Title: Vice President, Chief Financial Officer




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